Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 27, 2016
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2016 Earnings
WESTERLY, R.I., April 27, 2016 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $10.9 million, or $0.64 per diluted share, for the first quarter of 2016, up from net income of $10.7 million, or $0.62 per diluted share, reported for the fourth quarter of 2015.
"Washington Trust continued to post solid earnings in the latest quarter," stated Joseph J. MarcAurele, Washington Trust Chairman and CEO.  "We recently opened a new retail branch on the East Side of Providence, Rhode Island, and have selected a site, and are awaiting regulatory approval, for a new mortgage banking office in Wellesley, Massachusetts.   Our market expansion efforts, along with the continuing strength of our commercial, retail, mortgage banking and wealth management business lines, will help us to continue to achieve favorable results in future periods."
Selected highlights for the first quarter of 2016 include:

•	Returns on average equity and average assets were solid at 11.50% and 1.16%, respectively. Comparable amounts for the fourth quarter of 2015 were 11.52% and 1.16%, respectively.

•	Total loans stood at $3.0 billion at March 31, 2016, up by 1.1% in the quarter. Total loans were up by 5.8% from a year ago.

•	Total deposits amounted to $2.9 billion at March 31, 2016, down by 1.9% in the quarter and up by 3.5% from a year ago.

•	In March, Washington Trust declared a quarterly dividend of 36 cents per share, representing a $0.02 per share increase over the previous quarter and the sixth consecutive year of dividend increases.
Net Interest Income
Net interest income totaled $27.7 million for the first quarter of 2016, up by $1.5 million, or 6%, from the fourth quarter of 2015. The net interest margin was 3.24% for the first quarter of 2016, up 16 basis points from the previous quarter. Commercial loan prepayment fee income, which is included in net interest income, amounted to $1.0 million in the first quarter of 2016, compared to $73 thousand in the prior quarter. A significant portion of the latest quarter prepayment fee amount was attributable to one relationship. Excluding the loan prepayment fee income in each period, the first quarter net interest margin was 3.13%, up by 6 basis points on a linked quarter basis. This increase also reflects a modest benefit resulting from the increase in the short-term borrowing rate announced by the Federal Reserve in December 2015. Other significant linked quarter changes included:

Washington Trust
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•
Average interest-earning assets increased by $60 million, largely due to growth in average balances of commercial loans. Loan prepayment fee income contributed 12 basis points to the yield on interest-earning assets in the first quarter of 2016, compared to 1 basis point in the prior quarter. Excluding the impact of prepayment fee income in each period, the yield on interest-earning assets was 3.72% for the first quarter, compared to 3.67% in the prior quarter.

•	Average interest-bearing liabilities rose by $70 million, reflecting increases in average wholesale funding balances. The cost of interest-bearing funds was 0.74%, unchanged from the previous quarter.

Noninterest Income
Noninterest income totaled $14.6 million for the first quarter of 2016, down by $512 thousand, or 3%, from the fourth quarter of 2015. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.2 million for the first quarter, in-line with the previous quarter. Wealth management assets under administration amounted to $5.9 billion at March 31, 2016, up by $34 million, or 1%, on a linked quarter basis. Managed assets represented approximately 92% of total wealth management assets at March 31, 2016.

•
Mortgage banking revenues totaled $2.2 million for the first quarter, down by $384 thousand, or 15%, on a linked quarter basis, reflecting a lower volume of loan sales sold to the secondary market. Residential mortgage loans sold to the secondary market amounted to $106.0 million in the first quarter, compared to $127.4 million in the previous quarter.

•	Loan related derivative income amounted to $645 thousand in the first quarter, down by $107 thousand, or 14%, from the prior quarter.

Noninterest Expenses
Noninterest expenses totaled $25.5 million for the first quarter of 2016, up by $889 thousand, or 4%, from the prior quarter. Included in noninterest expenses for first quarter of 2016 was $431 thousand of debt prepayment penalty expense associated with the prepayment of $10.0 million in FHLBB advances. Excluding the debt prepayment penalty expense, noninterest expenses were up by $458 thousand, or 2%, from the fourth quarter. Salaries and employee benefit costs, the largest component of noninterest expenses, increased by $327 thousand from the prior quarter, reflecting an increase in payroll taxes associated with the start of the new calendar year.

Income tax expense amounted to $5.5 million for the first quarter of 2016, up by $138 thousand from the amount recognized in the previous quarter. The effective tax rate for the first quarter of 2016 was 33.4%, compared to 33.2% for the fourth quarter of 2015.

Loans
Total loans amounted to $3.0 billion at March 31, 2016, up by $34 million, or 1.1%, from the balance at the end of the fourth quarter. Significant linked quarter changes included:

•	Total commercial loans increased by $44 million, or 2.7%, including growth of $46 million in the commercial real estate portfolio.

•	The residential real estate loan portfolio declined by $9 million, or 0.9%.

Washington Trust
Page 3, April 27, 2016

•	Consumer loans decreased by $1 million, or 0.3%.

Investment Securities
The securities portfolio amounted to $430 million at March 31, 2016, up by $35 million, or 8.9%, from the balance at December 31, 2015, primarily due to the purchases of $51 million of additional U.S. government agency and agency mortgage-backed debt securities, partially offset by calls, maturities and routine principal pay-downs. Investment securities were 11% of total assets as of March 31, 2016.

Deposits and Borrowings
Total deposits amounted to $2.9 billion at March 31, 2016, down by $55 million, or 1.9%, in the first quarter. Excluding wholesale brokered time deposits, in-market deposits decreased by $62 million, or 2.3%, in the quarter. The largest outflow during the quarter was $60 million of money market deposits, attributable to outflows in various institutional and commercial deposits.

FHLBB advances amounted to $487 million at March 31, 2016, up by $108 million, or 28.6%, from December 31, 2015. FHLBB advances totaling $10.0 million were prepaid in late March 2016. The weighted average rate of these advances was 2.72% with a weighted average remaining term of 32 months. These were replaced with $10.0 million of brokered time certificates of deposits with an 18-month maturity and a fixed interest rate of 0.95%. Net interest savings of $132 thousand for the remainder of 2016 are expected as a result of the extinguishment of the FHLBB advances.

Asset Quality
Total past due loans amounted to $18 million, or 0.60% of total loans, at March 31, 2016, compared to $18 million, or 0.58% of total loans, at December 31, 2015. Total nonaccrual loans declined from $21 million, or 0.70% of total loans, at December 31, 2015, to $17 million, or 0.57%, at March 31, 2016.
A loan loss provision totaling $500 thousand was charged to earnings in the first quarter of 2016, compared to a loan loss provision of $750 thousand recognized in the fourth quarter of 2015. Net charge-offs amounted to $1.4 million in the first quarter of 2016, including a $1.2 million charge-off associated with one commercial real estate relationship. Net charge-offs for the prior quarter amounted to $842 thousand. The allowance for loan losses was $26.1 million, or 0.86% of total loans, at March 31, 2016, compared to $27.1 million, or 0.90% of total loans, at December 31, 2015. The reduction in ratio of the allowance to total loans includes the impact of loan charge-offs for which loss exposure had been allocated prior to the latest quarter.  The loan loss provision was based on management’s assessment of loss exposure, as well as loan loss allocations commensurate with loan portfolio growth in the quarter.
Capital and Dividends
Total shareholder's equity was $381 million at March 31, 2016, up by $6 million from December 31, 2015. Capital levels at March 31, 2016 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.45% at March 31, 2016, compared to 12.58% at December 31, 2015. At March 31, 2016, book value per share amounted to $22.40, up from $22.06 in the prior quarter.

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The Board of Directors declared a quarterly dividend of 36 cents per share for the quarter ended March 31, 2016, a $0.02 increase from the prior quarter. The dividend was paid on April 14, 2016 to shareholders of record on April 1, 2016.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Wednesday, April 27, 2016 at 1:30 p.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13634508; the audio replay will be available through May 4, 2016. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through June 30, 2016.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; additional government intervention in the U.S. financial system; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; the ability to fully realize the expected financial results from the Halsey Associates, Inc. acquisition; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars and shares in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Assets:
Cash and due from banks	$89,966	$93,222	$106,445	$79,795	$84,842
Short-term investments	4,931	4,409	3,629	4,298	4,191
Mortgage loans held for sale	22,895	38,554	31,805	37,389	47,117
Securities:
Available for sale, at fair value	411,352	375,044	323,795	351,378	340,942
Held to maturity, at amortized cost	19,040	20,023	21,140	22,523	24,025
Total securities	430,392	395,067	344,935	373,901	364,967
Federal Home Loan Bank stock, at cost	26,515	24,316	37,730	37,730	37,730
Loans:
Commercial	1,698,811	1,654,547	1,579,854	1,583,537	1,559,523
Residential real estate	1,004,349	1,013,555	1,024,214	1,001,263	987,564
Consumer	343,833	345,025	345,850	343,784	333,505
Total loans	3,046,993	3,013,127	2,949,918	2,928,584	2,880,592
Less allowance for loan losses	26,137	27,069	27,161	27,587	27,810
Net loans	3,020,856	2,986,058	2,922,757	2,900,997	2,852,782
Premises and equipment, net	29,882	29,593	28,180	28,124	27,839
Investment in bank-owned life insurance	66,000	65,501	65,000	64,502	64,009
Goodwill	64,059	64,059	64,196	58,114	58,114
Identifiable intangible assets, net	11,137	11,460	11,793	4,539	4,694
Other assets	71,577	59,365	58,366	55,088	56,229
Total assets	$3,838,210	$3,771,604	$3,674,836	$3,644,477	$3,602,514
Liabilities:
Deposits:
Demand deposits	$539,119	$537,298	$513,856	$457,755	$477,046
NOW accounts	394,873	412,602	358,973	357,922	333,321
Money market accounts	763,565	823,490	855,858	789,334	821,353
Savings accounts	331,800	326,967	305,775	300,108	298,802
Time deposits	850,294	833,898	801,818	834,000	852,621
Total deposits	2,879,651	2,934,255	2,836,280	2,739,119	2,783,143
Federal Home Loan Bank advances	487,189	378,973	381,649	471,321	385,992
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	67,409	60,307	63,699	52,189	56,819
Total liabilities	3,456,930	3,396,216	3,304,309	3,285,310	3,248,635
Shareholders’ Equity:
Common stock	1,064	1,064	1,062	1,052	1,048
Paid-in capital	111,641	110,949	109,724	103,408	102,587
Retained earnings	277,810	273,074	268,166	263,790	258,069
Accumulated other comprehensive loss	(9,235)	(9,699)	(8,425)	(9,083)	(7,825)
Total shareholders’ equity	381,280	375,388	370,527	359,167	353,879
Total liabilities and shareholders’ equity	$3,838,210	$3,771,604	$3,674,836	$3,644,477	$3,602,514

Washington Trust Bancorp, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)
	Three Months Ended	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
	Interest income:
Interest and fees on loans		$29,998	$28,511	$28,626	$28,739	$28,353
Interest on securities:	Taxable	2,370	2,262	2,178	2,176	2,259
	Nontaxable	327	352	366	402	435
	Dividends on Federal Home Loan Bank stock	210	315	309	164	165
	Other interest income	64	37	47	29	25
	Total interest and dividend income	32,969	31,477	31,526	31,510	31,237
	Interest expense:
	Deposits	2,968	3,097	3,308	3,348	3,389
	Federal Home Loan Bank advances	2,152	1,966	1,987	1,891	1,902
	Junior subordinated debentures	112	157	232	241	241
	Other interest expense	2	2	2	2	3
	Total interest expense	5,234	5,222	5,529	5,482	5,535
	Net interest income	27,735	26,255	25,997	26,028	25,702
	Provision for loan losses	500	750	200	100	—
	Net interest income after provision for loan losses	27,235	25,505	25,797	25,928	25,702
	Noninterest income:
	Wealth management revenues	9,174	9,167	8,902	8,912	8,435
	Mortgage banking revenues	2,198	2,582	1,990	2,741	2,588
	Service charges on deposit accounts	907	971	986	973	935
	Card interchange fees	797	810	849	826	714
	Income from bank-owned life insurance	499	502	498	492	490
	Loan related derivative income	645	752	327	717	645
	Equity in earnings (losses) of unconsolidated subsidiaries	(88)	(69)	(69)	(69)	(86)
	Other income	502	431	430	669	299
	Total noninterest income	14,634	15,146	13,913	15,261	14,020
	Noninterest expense:
	Salaries and employee benefits	16,380	16,053	15,971	15,506	15,494
	Net occupancy	1,807	1,724	1,721	1,669	1,886
	Equipment	1,501	1,393	1,424	1,376	1,340
	Outsourced services	1,363	1,337	1,250	1,277	1,247
	Legal, audit and professional fees	629	825	630	610	676
	FDIC deposit insurance costs	493	470	467	436	473
	Advertising and promotion	265	325	356	578	267
	Amortization of intangibles	323	333	260	156	155
	Debt prepayment penalties	431	—	—	—	—
	Acquisition related expenses	—	52	504	433	—
	Other expenses	2,258	2,049	1,955	2,258	1,993
	Total noninterest expense	25,450	24,561	24,538	24,299	23,531
	Income before income taxes	16,419	16,090	15,172	16,890	16,191
	Income tax expense	5,484	5,346	4,964	5,387	5,181
	Net income	$10,935	$10,744	$10,208	$11,503	$11,010

	Net income available to common shareholders - basic	$10,910	$10,718	$10,181	$11,469	$10,971
	Net income available to common shareholders - diluted	$10,910	$10,718	$10,180	$11,470	$10,971
	Weighted average common shares outstanding - basic	17,023	17,004	16,939	16,811	16,759
	Weighted average common shares outstanding - diluted	17,157	17,167	17,102	16,989	16,939
Per share information:	Basic earnings per common share	$0.64	$0.63	$0.60	$0.68	$0.65
	Diluted earnings per common share	$0.64	$0.62	$0.60	$0.68	$0.65
	Cash dividends declared per share	$0.36	$0.34	$0.34	$0.34	$0.34

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Three Months Ended
(Dollars and shares in thousands, except per share amounts)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Share and Equity Related Data:
Book value per share	$22.40	$22.06	$21.82	$21.34	$21.10
Tangible book value per share - Non-GAAP (1)	$17.98	$17.62	$17.36	$17.61	$17.35
Market value per share	$37.32	$39.52	$38.45	$39.48	$38.19
Shares issued and outstanding at end of period	17,024	17,020	16,985	16,834	16,773

Performance Ratios:
Net interest margin (FTE)	3.24%	3.08%	3.07%	3.15%	3.18%
Return on average assets	1.16%	1.16%	1.11%	1.27%	1.23%
Return on average tangible assets - Non-GAAP (1)	1.18%	1.19%	1.13%	1.29%	1.25%
Return on average equity	11.50%	11.52%	11.13%	12.88%	12.54%
Return on average tangible equity - Non-GAAP (1)	14.34%	14.45%	13.82%	15.62%	15.27%

Capital Ratios:
Tier 1 risk-based capital	11.56% (i)	11.64%	11.83%	11.79%	11.78%
Total risk-based capital	12.45% (i)	12.58%	12.80%	12.78%	12.80%
Tier 1 leverage ratio	9.31% (i)	9.37%	9.26%	9.31%	9.21%
Common equity tier 1	10.82% (i)	10.89%	11.05%	11.00%	10.98%
Equity to assets	9.93%	9.95%	10.08%	9.86%	9.82%
Tangible equity to tangible assets - Non-GAAP (1)	8.13%	8.11%	8.18%	8.28%	8.22%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$8,065	$8,001	$7,768	$7,238	$7,142
Mutual fund fees	843	952	989	1,032	1,036
Asset-based revenues	8,908	8,953	8,757	8,270	8,178
Transaction-based revenues	266	214	145	642	257
Total wealth management revenues	$9,174	$9,167	$8,902	$8,912	$8,435

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,844,636	$5,714,201	$5,211,548	$5,159,663	$5,069,966
Acquisition of Halsey Associates, Inc. (Aug. 1, 2015)	—	—	839,994	—	—
Net investment appreciation (depreciation) & income	22,389	153,953	(316,121)	(13,932)	80,872
Net client cash flows	11,942	(23,518)	(21,220)	65,817	8,825
Balance at end of period	$5,878,967	$5,844,636	$5,714,201	$5,211,548	$5,159,663

Mortgage Banking Revenues:
Gains and commissions on residential loan sales, net	$2,134	$2,528	$1,964	$2,748	$2,585
Residential mortgage servicing fee income, net	64	54	26	(7)	3
Total mortgage banking revenues	$2,198	$2,582	$1,990	$2,741	$2,588

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$47,545	$38,080	$76,963	$65,134	$54,675
Originations for sale to the secondary market (2)	90,458	134,125	126,353	134,360	128,996
Total mortgage loan originations	$138,003	$172,205	$203,316	$199,494	$183,671

Residential Mortgage Loans Sold:
Loans sold with servicing rights retained	$26,454	$44,493	$37,782	$32,693	$47,256
Loans sold with servicing rights released (2)	79,507	82,906	94,645	110,484	80,641
Total mortgage loans sold	$105,961	$127,399	$132,427	$143,177	$127,897

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)	Also includes loans originated in a broker capacity.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At March 31, 2016
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$97,151	$160	($26)	$97,285
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	249,141	8,322	—	257,463
Obligations of states and political subdivisions	31,025	511	—	31,536
Individual name issuer trust preferred debt securities	29,824	—	(6,743)	23,081
Corporate bonds	1,965	32	(10)	1,987
Total securities available for sale	409,106	9,025	(6,779)	411,352
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	19,040	624	—	19,664
Total securities held to maturity	19,040	624	—	19,664
Total securities	$428,146	$9,649	($6,779)	$431,016

	Period End Balances At
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Commercial:
Mortgages	$976,931	$931,953	$873,767	$876,589	$865,042
Construction & development	123,032	122,297	121,857	110,989	89,851
Commercial & industrial	598,848	600,297	584,230	595,959	604,630
Total commercial	1,698,811	1,654,547	1,579,854	1,583,537	1,559,523
Residential real estate:
Mortgages	980,274	984,437	994,808	971,705	954,905
Homeowner construction	24,075	29,118	29,406	29,558	32,659
Mortgages	1,004,349	1,013,555	1,024,214	1,001,263	987,564
Consumer:
Home equity lines	258,513	255,565	252,862	249,845	239,537
Home equity loans	45,499	46,649	47,610	47,437	46,727
Other	39,821	42,811	45,378	46,502	47,241
Total consumer	343,833	345,025	345,850	343,784	333,505
Total loans	$3,046,993	$3,013,127	$2,949,918	$2,928,584	$2,880,592

	At March 31, 2016		At December 31, 2015
(Dollars in thousands)	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,009,962	91.8%	$959,883	91.0%
New York, New Jersey, Pennsylvania	76,721	7.0%	80,989	7.7%
New Hampshire	13,280	1.2%	13,377	1.3%
Total commercial real estate loans (1)	$1,099,963	100.0%	$1,054,249	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$987,695	98.4%	$995,743	98.2%
New Hampshire	9,517	0.9%	10,186	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	3,753	0.4%	4,163	0.4%
Ohio	1,488	0.1%	1,557	0.2%
Other	1,896	0.2%	1,906	0.2%
Total residential mortgages	$1,004,349	100.0%	$1,013,555	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Deposits:
Non-interest bearing demand deposits	$464,639	$455,124	$462,115	$419,768	$419,063
Interest-bearing demand deposits	74,480	82,174	51,741	37,987	57,983
NOW accounts	394,873	412,602	358,973	357,922	333,321
Money market accounts	763,565	823,490	855,858	789,334	821,353
Savings accounts	331,800	326,967	305,775	300,108	298,802
Time deposits (in-market)	540,815	531,419	534,266	549,410	561,758
Wholesale brokered time deposits	309,479	302,479	267,552	284,590	290,863
Total deposits	$2,879,651	$2,934,255	$2,836,280	$2,739,119	$2,783,143

Asset Quality Ratios:
Nonperforming assets to total assets	0.49%	0.58%	0.48%	0.45%	0.48%
Nonaccrual loans to total loans	0.57%	0.70%	0.57%	0.52%	0.55%
Allowance for loan losses to nonaccrual loans	150.00%	128.61%	161.25%	182.32%	175.29%
Allowance for loan losses to total loans	0.86%	0.90%	0.92%	0.94%	0.97%

Nonperforming Assets:
Commercial mortgages	$4,054	$5,711	$4,915	$4,915	$5,115
Commercial construction & development	—	—	—	—	—
Commercial & industrial	2,659	3,018	1,137	1,039	2,193
Residential real estate mortgages	9,367	10,666	9,472	7,411	6,956
Consumer	1,345	1,652	1,320	1,766	1,601
Total nonaccrual loans	17,425	21,047	16,844	15,131	15,865
Property acquired through foreclosure or repossession	1,326	716	955	1,388	1,398
Total nonperforming assets	$18,751	$21,763	$17,799	$16,519	$17,263

	Three Months Ended
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Nonaccrual Loan Activity:
Balance at beginning of period	$21,047	$16,844	$15,131	$15,865	$15,945
Additions to nonaccrual status	1,352	7,029	3,319	2,567	1,608
Loans returned to accruing status	(206)	(303)	(156)	(1,756)	(366)
Loans charged-off	(1,475)	(904)	(725)	(355)	(321)
Loans transferred to other real estate owned	(610)	(716)	—	(261)	(230)
Payments, payoffs and other changes	(2,683)	(903)	(725)	(929)	(771)
Balance at end of period	$17,425	$21,047	$16,844	$15,131	$15,865

Allowance for Loan Losses:
Balance at beginning of period	$27,069	$27,161	$27,587	$27,810	$28,023
Provision charged to earnings	500	750	200	100	—
Charge-offs	(1,475)	(904)	(725)	(355)	(321)
Recoveries	43	62	99	32	108
Balance at end of period	$26,137	$27,069	$27,161	$27,587	$27,810

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$1,249	$405	($4)	$196	$120
Commercial & industrial	(18)	217	348	26	(7)
Residential real estate mortgages	134	117	12	4	46
Consumer	67	103	270	97	54
Total	$1,432	$842	$626	$323	$213

Net charge-offs to average loans (annualized)	0.19%	0.11%	0.08%	0.04%	0.03%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$510	$51	$147	$14	$497
Commercial & industrial	268	405	162	2,581	229
Residential real estate mortgages	2,695	3,028	3,610	5,120	4,470
Consumer loans	904	1,653	899	1,634	1,512
Loans 30-59 days past due	$4,377	$5,137	$4,818	$9,349	$6,708

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$—	$—	$—	$61
Commercial & industrial	1,568	9	3,455	2,299	229
Residential real estate mortgages	2,026	2,964	2,458	913	1,352
Consumer loans	549	863	338	397	565
Loans 60-89 days past due	$4,143	$3,836	$6,251	$3,609	$2,207

Loans 90 Days or More Past Due:
Commercial mortgages	$4,054	$4,504	$4,915	$4,915	$5,115
Commercial & industrial	1,070	48	720	638	721
Residential real estate mortgages	3,982	3,294	4,499	4,871	3,607
Consumer loans	669	740	608	647	723
Loans 90 days or more past due	$9,775	$8,586	$10,742	$11,071	$10,166

Total Past Due Loans:
Commercial mortgages	$4,564	$4,555	$5,062	$4,929	$5,673
Commercial & industrial	2,906	462	4,337	5,518	1,179
Residential real estate mortgages	8,703	9,286	10,567	10,904	9,429
Consumer loans	2,122	3,256	1,845	2,678	2,800
Total past due loans	$18,295	$17,559	$21,811	$24,029	$19,081

Total past due loans to total loans	0.60%	0.58%	0.74%	0.82%	0.66%
Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$14,030	$13,635	$13,964	$12,397	$12,314

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,427	$9,430	$10,637	$9,448	$9,448
Commercial & industrial	837	853	2,069	2,209	881
Residential real estate mortgages	646	669	674	679	684
Consumer	226	228	232	201	134
Accruing troubled debt restructured loans	11,136	11,180	13,612	12,537	11,147
Nonaccrual troubled debt restructured loans:
Commercial mortgages	4,054	5,296	4,498	4,498	4,698
Commercial & industrial	857	1,371	380	381	1,442
Residential real estate mortgages	586	596	613	92	338
Consumer	—	—	—	33	34
Nonaccrual troubled debt restructured loans	5,497	7,263	5,491	5,004	6,512
Total troubled debt restructured loans	$16,633	$18,443	$19,103	$17,541	$17,659

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages	$933,939	$8,215	3.54%	$885,967	$7,887	3.53%	$851,946	$7,717	3.67%
Construction & development	129,217	1,108	3.45%	134,243	1,004	2.97%	84,302	666	3.20%
Commercial & industrial	604,519	7,681	5.11%	581,584	6,520	4.45%	608,472	6,930	4.62%
Total commercial loans	$1,667,675	$17,004	4.10%	$1,601,794	$15,411	3.82%	$1,544,720	$15,313	4.02%
Residential real estate loans, including loans held for sale	1,031,260	10,155	3.96%	1,049,007	10,338	3.91%	1,030,016	10,314	4.06%
Consumer loans	343,519	3,393	3.97%	344,690	3,251	3.74%	336,333	3,168	3.82%
Total loans	3,042,454	30,552	4.04%	2,995,491	29,000	3.84%	2,911,069	28,795	4.01%
Cash, federal funds sold and short-term investments	68,488	64	0.38%	72,031	37	0.20%	51,058	25	0.20%
FHLBB stock	25,597	210	3.30%	24,316	315	5.14%	37,730	165	1.77%
Taxable debt securities	359,060	2,370	2.65%	341,130	2,262	2.63%	322,570	2,259	2.84%
Nontaxable debt securities	33,313	507	6.12%	35,799	550	6.10%	44,659	664	6.03%
Total securities	392,373	2,877	2.95%	376,929	2,812	2.96%	367,229	2,923	3.23%
Total interest-earning assets	3,528,912	33,703	3.84%	3,468,767	32,164	3.68%	3,367,086	31,908	3.84%
Noninterest-earning assets	240,113			231,674			221,795
Total assets	$3,769,025			$3,700,441			$3,588,881
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$50,704	$13	0.10%	$42,324	$11	0.10%	$37,851	$8	0.09%
NOW accounts	386,488	56	0.06%	376,185	56	0.06%	329,588	48	0.06%
Money market accounts	786,633	515	0.26%	856,405	707	0.33%	800,036	883	0.45%
Savings accounts	328,174	49	0.06%	310,608	47	0.06%	293,926	46	0.06%
Time deposits (in-market)	538,035	1,315	0.98%	533,224	1,333	0.99%	567,063	1,469	1.05%
Wholesale brokered time deposits	296,801	1,020	1.38%	277,681	943	1.35%	294,664	935	1.29%
FHLBB advances	453,019	2,152	1.91%	373,652	1,966	2.09%	404,773	1,902	1.91%
Junior subordinated debentures	22,681	112	1.99%	22,681	157	2.75%	22,681	241	4.31%
Other	79	2	10.18%	92	2	8.62%	128	3	9.51%
Total interest-bearing liabilities	2,862,614	5,234	0.74%	2,792,852	5,222	0.74%	2,750,710	5,535	0.82%
Demand deposits	471,782			475,215			438,904
Other liabilities	54,287			59,177			48,052
Shareholders' equity	380,342			373,197			351,215
Total liabilities and shareholders' equity	$3,769,025			$3,700,441			$3,588,881
Net interest income (FTE)		$28,469			$26,942			$26,373
Interest rate spread			3.10%			2.94%			3.02%
Net interest margin			3.24%			3.08%			3.18%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Commercial loans	$554	$489	$442
Nontaxable debt securities	180	198	229
Total	$734	$687	$671

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Three Months Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$381,280	$375,388	$370,527	$359,167	$353,879
Less:
Goodwill	64,059	64,059	64,196	58,114	58,114
Identifiable intangible assets, net	11,137	11,460	11,793	4,539	4,694
Total tangible shareholders' equity at end of period	$306,084	$299,869	$294,538	$296,514	$291,071

Shares outstanding at end of period	17,024	17,020	16,985	16,834	16,773

Book value per share - GAAP	$22.40	$22.06	$21.82	$21.34	$21.10
Tangible book value per share - Non-GAAP	$17.98	$17.62	$17.34	$17.61	$17.35

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$306,084	$299,869	$294,538	$296,514	$291,071

Total assets at end of period	$3,838,210	$3,771,604	$3,674,836	$3,644,477	$3,602,514
Less:
Goodwill	64,059	64,059	64,196	58,114	58,114
Identifiable intangible assets, net	11,137	11,460	11,793	4,539	4,694
Total tangible assets at end of period	$3,763,014	$3,696,085	$3,598,847	$3,581,824	$3,539,706

Equity to assets - GAAP	9.93%	9.95%	10.08%	9.86%	9.82%
Tangible equity to tangible assets - Non-GAAP	8.13%	8.11%	8.18%	8.28%	8.22%

Calculation of Return on Average Tangible Assets:
Net income	$10,935	$10,744	$10,208	$11,503	$11,010

Total average assets	$3,769,025	$3,700,441	$3,678,487	$3,622,715	$3,588,881
Less:
Average goodwill	64,059	64,194	62,524	58,114	58,114
Average identifiable intangible assets, net	11,294	11,616	8,768	4,614	4,770
Total average tangible assets	$3,693,672	$3,624,631	$3,607,195	$3,559,987	$3,525,997

Return on average assets - GAAP	1.16%	1.16%	1.11%	1.27%	1.23%
Return on average tangible assets - Non-GAAP	1.18%	1.19%	1.13%	1.29%	1.25%

Calculation of Return on Average Tangible Equity:
Net income	$10,935	$10,744	$10,208	$11,503	$11,010

Total average shareholders' equity	$380,342	$373,197	$366,724	$357,365	$351,215
Less:
Average goodwill	64,059	64,194	62,524	58,114	58,114
Average identifiable intangible assets, net	11,294	11,616	8,768	4,614	4,770
Total average tangible shareholders' equity	$304,989	$297,387	$295,432	$294,637	$288,331

Return on average shareholders' equity - GAAP	11.50%	11.52%	11.13%	12.88%	12.54%
Return on average tangible shareholders' equity - Non-GAAP	14.34%	14.45%	13.82%	15.62%	15.27%